UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2022

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on January 19, 2022, On Track Innovations Ltd. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with Nayax Ltd., a public company limited by shares formed under the laws of the State of Israel (“Parent”). The Term Sheet provides that the Company and Parent shall enter into a two-step transaction relating to (i) Parent extending a senior secured convertible loan to the Company; and (ii) the purchase by Parent of 100% of the share capital of the Company. As previously reported, on January 27, 2022, the Company entered into a Senior Secured Convertible Loan Agreement (the “Loan Agreement”) with Parent. Under the Loan Agreement, Parent agreed to extend a loan to the Company in the amount of $5,500,000.

On March 17, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement” and the transactions contemplated thereunder, the “Transactions”), by and among the Company, Parent and OTI Merger Sub Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a direct wholly-owned subsidiary of Parent, in exchange for consideration consisting of cash in the amounts described below (the “Merger”).

Subject to satisfaction of the closing conditions included in the Merger Agreement, the Transactions are expected to close by July 1, 2022. Jerry L. Ivy, Jr Descendants’ Trust, the controlling shareholder of the Company, has entered into a Voting and Support Agreement with Parent and Merger Sub to vote the trust’s shares in favor of the Transactions.

The Merger Agreement

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Merger Effective Time”), the outstanding ordinary shares of the Company, par value NIS 0.1 per share (“Company Ordinary Shares”), other than Company Ordinary Shares owned, directly or indirectly, by the Company or any of its wholly-owned subsidiaries, will convert into the right to receive from Parent $4.5 million in the aggregate (the “Merger Consideration”). Based on the number of the Company Ordinary Shares currently outstanding and currently expected to be outstanding at the Merger Effective Time, the Company expects that each Company Ordinary Share shall entitle the holder thereof to receive gross consideration of $0.0595 per share, which consideration may change if the number of Company Ordinary Shares changes before the Merger Effective Time. At the Merger Effective Time, each option to acquire Company Ordinary Shares granted under the Company’s 2001 Share Option Plan, which is outstanding immediately prior to the Merger Effective Time (whether or not then vested or exercisable) shall be terminated for no cost.

At the Merger Effective Time, each restricted share granted under the Company’s 2021 Incentive Equity Plan, which is outstanding immediately prior to the Merger Effective Time (whether or not then vested or exercisable) shall be accelerated, and such shares shall participate in the Merger pursuant to the Merger Agreement (without any increase to the aggregate Merger Consideration).

Representations, Covenants and Conditions to Closing

Each of the Company, Parent and Merger Sub has made customary representations and warranties in the Merger Agreement and the Company agreed to customary covenants regarding the operation of its business prior to the closing of the Transactions.

From the date of the Merger Agreement until the earlier of (i) the Merger Effective Time or (ii) the termination of the Merger Agreement in accordance with the terms therein, the Company is subject to customary restrictions on its ability to (A) solicit or facilitate proposals from third parties with respect to transactions involving the sale of the Company (a “Takeover Proposal”) or (B) provide non-public information to, or otherwise participate or engage in discussions or negotiations with, third parties or take certain other actions that would reasonably be expected to lead to a Takeover Proposal, subject to customary exceptions relating to proposals that would reasonably be expected to lead to a superior proposal (as further described in the Merger Agreement).

The closing of the Merger is subject to certain customary conditions, including, among others, (a) approval of the Merger Agreement by at least 75% of the ordinary shares of the Company present at the shareholders meeting, in person or by proxy, while abstentions are not considered votes cast, (b) the absence of certain laws, orders, judgments, injunctions or rulings by a governmental authority that restrain, enjoin or otherwise prohibit the consummation of the Merger (“Restraint”), (c) the passage of the statutory waiting periods following the filing of a merger proposal with the Registrar of Companies of the State of Israel, and (d) the accuracy of representations and warranties with respect to the businesses of the Company and Parent and compliance in all material respects by the Company, Parent and Merger Sub with their respective covenants contained in the Merger Agreement.

Termination

The Merger Agreement contains certain termination rights of Parent and of the Company, including, among others, the right of (a) Parent to terminate if the Merger has not been consummated on or prior to July 1, 2022, or if any Restraint shall be in effect and shall have become final and nonappealable, (b) Parent to terminate if the Merger Agreement has not been put to the vote of the shareholders of the Company by May 5, 2022; or if such shareholders’ approval was not obtained at the shareholders meeting by May 31, 2022, (c) Parent to terminate if a Company Adverse Recommendation Change is made in the circumstances set forth under the Merger Agreement and (d) the Company if the Merger Agreement was voted against, or if the required majority was not obtained for the approval of the Merger, in the Company’s shareholders meeting. If the Merger Agreement is terminated (i) by Parent because the merger has not been consummated on or prior to July 1, 2022, (ii) by Parent if the Merger Agreement has not been put to the vote of the shareholders of the Company by May 5, 2022; or if such shareholders’ approval was not obtained at the shareholders meeting by May 31, 2022, (iii) by Parent because a Company Adverse Recommendation Change (as defined in the Merger Agreement) is made or (iv) by the Company if the Merger Agreement was voted against, or if the required majority was not obtained for the approval of the Merger, in the Company’s shareholders meeting the Company shall pay to Parent a termination fee equal to $1,500,000 in cash.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

2.1	Agreement and Plan of Merger, dated March 17, 2022, by and among On Track Innovations Ltd., Nayax Ltd. and OTI Merger Sub Ltd. (filed herewith).*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplemental a copy of all omitted exhibits and schedules to the SEC upon its request.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company intends to file with the U.S. Securities and Exchange Commission (“SEC”) a proxy statement and associated proxy card, which will be sent to the shareholders of the Company seeking their approval of the Merger (the “proxy statement”).  The Company may also file other documents regarding the proposed Merger with the SEC. This communication is not intended to be, and is not, a substitute for such filings or for any other document that the Company may file with the SEC in connection with the proposed Merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC on the Company’s website at www.otiglobal.com

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of the Company in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021, as well as in its other filings with the SEC, including subsequent filings reporting changes in the directors and executive officers. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of federal securities laws. For example, forward-looking statements are being used when the Company discusses the potential to close the Merger Agreement, timing of such closing and potential consideration to the Company’s shareholders. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement, including, without limitation, (i) inability to complete the proposed Merger because, among other reasons, one or more conditions to the closing of the proposed Merger may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the proposed Merger; (iii) potential adverse effects or changes to relationships with employees, service providers or other parties resulting from the announcement or completion of the proposed Merger; (iv) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; and (v) possible disruptions from the proposed Merger that could harm the Company’s business. The Company does not guarantee that the proposed Merger and events described will happen as described (or that they will happen at all).  Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the registrant, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: March 17, 2022	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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